

<ARTICLE> 5


<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>


<PERIOD-TYPE>                                                 9-MOS
<FISCAL-YEAR-END>                                             DEC-31-1999
<PERIOD-END>                                                  SEP-30-1999
<CASH>                                                        2,994
<SECURITIES>                                                  0
<RECEIVABLES>                                                 51,909
<ALLOWANCES>                                                  (4,135)
<INVENTORY>                                                   64,385<F1>
<CURRENT-ASSETS>                                              83,660
<PP&E>                                                        192,104
<DEPRECIATION>                                                (26,184)
<TOTAL-ASSETS>                                                281,073
<CURRENT-LIABILITIES>                                         37,230
<BONDS>                                                       215,889<F2>
<PREFERRED-MANDATORY>                                         46,707
<PREFERRED>                                                   0
<COMMON>                                                      146
<OTHER-SE>                                                    (18,899)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                                  281,073
<SALES>                                                       0
<TOTAL-REVENUES>                                              224,310
<CGS>                                                         0
<TOTAL-COSTS>                                                 0
<OTHER-EXPENSES>                                              232,476
<LOSS-PROVISION>                                              0
<INTEREST-EXPENSE>                                            15,266
<INCOME-PRETAX>                                               (23,621)
<INCOME-TAX>                                                  (9,212)
<INCOME-CONTINUING>                                           (14,409)
<DISCONTINUED>                                                0
<EXTRAORDINARY>                                               0
<CHANGES>                                                     0
<NET-INCOME>                                                  (14,409)
<EPS-BASIC>                                                 (2.59)
<EPS-DILUTED>                                                 (2.59)

<F1>Includes  the  following  assets:  prepaid  expenses  and other of  $15,980, deferred income taxes--current of $4,084, prepaid income taxes of $12,828, deferred income taxes--long-term of $2,229, restricted cash of $2,142, deferred financing and other non-current assets, net of $16,235, note receivable $7,487 and other assets, net of $3,400.
<F2>Includes  the following  long-term  liabilities:  deferred income of $2,597, capital lease obligation of $50,257, and long-term debt of $163,035.
<F3>Includes  the  following  equity  accounts:  additional  paid-in  capital of
$200,180, treasury stock of ($183,746,) and accumulated deficit of ($35,333).

